UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALLEGRO BEAUTY PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

2844
(Primary Standard Industrial Classification Code Number)

81-2805555
(I.R.S. Employer Identification Number)

2101 29th St, San Diego, CA 92104 619-519-0815
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, NV, 89104 877-786-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Jessica Nguyen Law 2312 Park Avenue, #158 Tustin, California 92782 714-234-4982 Attn: Jessica Nguyen, Esq.
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer .	Accelerated filer .
Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.001 par value per share	2,750,000 shares	$0.02	$ 55,000	$ 6.37

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

____________________

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. We many not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion November 10, 2016

2,750,000 SHARES

COMMON STOCK

ALLEGRO BEAUTY PRODUCTS, INC.

Allegro Beauty Products, Inc. (“ABP” or the “Company”) is offering for sale a maximum of 2,750,000 shares of its common stock at a fixed price of $0.02 per share. There is no minimum number of shares that we must sell for the offering to close, and we will retain all proceeds from the sale of offered shares. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Ms. Barbara Chardi, will attempt to sell the shares herself. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Chardi intends to offer the shares to friends, family members and business acquaintances. The intended methods of communication include, but are not limited to, telephone and personal contact. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  For more information, see the section of this prospectus entitled "Plan of Distribution."

The proceeds from the sale of the shares in this offering will be payable to Jessica Nguyen Law - IOLTA Account. All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will end 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights). For more information, see the section of this prospectus entitled "Plan of Distribution."

No public or established market currently exists for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is considered an illiquid investment. See “Risk Factors” beginning on page 6.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 6.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.02	$0.00	$0.02
Total	2,750,000	$55,000	$0.00	$55,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are not a “blank check company”. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as (i) a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) issuing a penny stock.  We are actively engaged in a specific business plan and we have a business purpose; we do not intend to engage in any merger or acquisition with an unidentified company or any other entity. Accordingly, we do not believe the Company is a “blank check company”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2016.

PROSPECTUS SUMMARY

About The Company

Allegro Beauty Products, Inc. is in the business of developing, manufacturing, marketing and selling the Allegro Hair-Care Collection, a hair-care line that combines exacting science with nature to form what we believe is an advanced hair-care treatment using all natural ingredients. Specifically, ABP believes it has developed a proprietary formula, “Allegro Organics” which is a unique combination of jojoba oil, emu oil, olive oil, aloe vera gel, anhydrous lanolin, walnut oil, safflower oil, macadamia oil and host of other all-natural ingredients to rejuvenate hair follicles and the scalp.  “Allegro Organics” is the foundational element of each product in the Allegro Hair-Care Collection.

ABP’s hair-care formulas consist of a special blend of essential oils, other natural binders and cleansers, and the “Allegro Organics” blend. The Company believes its formula can be used in the development of multiple hair-care products for daily use by the organic and natural product conscious consumer and brought to market without significant costs.  In fact, ABP is developing its Allegro Hair-Care Collection to be a full spectrum of hair-care products designed to naturally improve hair follicles and scalp wellness and provide hair revitalizing properties. Our products are intended to deliver a dramatic improvement in the general health, well-being and increased vitality for the consumer in great looking hair. We believe that our quality ingredients will be considered a primary difference between our all-natural, organic product and other conventional hair-care products.

We may refer to ourselves in this prospectus as “ABP,” the “Company,” "we," or "us.”

Corporate Formation

The Company was incorporated under the laws of the State of Nevada on March 31, 2016.  Our executive offices are located at 2101 29th St, San Diego, California, 92104, and our telephone number is 619-519-0815.

Human Resources

As of November 10, 2016, we have one employee, who is our founder and president, Barbara Chardi and two outside consultants. During the period March 31, 2016 (date of inception) through June 30, 2016, Ms. Chardi devoted a minimum of five (5) hours per week as necessary for ABP’s business and operations. For the remainder of the year and into 2017, Ms. Chardi is committed to providing a minimum of fifteen (15) hours per week but may increase that amount as necessary. Ms. Chardi currently works with several unrelated businesses for which she is compensated; these other activities do not preclude Ms. Chardi from providing her services to us.

Concurrent with incorporation, the Company issued 5,500,000 shares of its common stock to Ms. Chardi in exchange for organizational costs/services incurred upon and prior to incorporation. These services were valued at $5,500. As of November 10, 2016 we believe that Ms. Chardi will continue to provide her services at no cost to the Company. Following formation, we acquired for no cost, an all-natural organic hair-care formula blend, raw product inventory, detailed batch-making instructions and recipes, manufacturing processes, product artwork and a detailed marketing plan that was developed with the assistance of industry professionals and Ms. Chardi.

Going Concern

Operational development for the Company’s business began and developed over a period of 24 months.

ABP is an early stage business (“development stage”) with little to no financial resources. The Company has no earnings to date.  And our operations and assets are consistent with our age.  However, we have a sharp focus on early stage business activities such as proof of concept, development, and promotion of what we believe to be a revolutionary hair-care product line. We have not established or attempted to establish a source of debt financing or equity financing. Our auditors included an explanatory paragraph in their report on our financial statements which states “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.”

While we are a development stage business we do not consider ourselves a “shell company “as that term is defined under Rule 405. We believe that our business operations are more than nominal even though we have not generated any revenues yet. The Company’s management, its employees and its consultants will expressly work towards implementation of the Company’s core business strategy, including but not limited to, meeting with legal and financial advisors, manufacturers, and hair-care product distributors both locally and nationally in anticipation of its progressing business operations. Also, as disclosed elsewhere in our unaudited interim financial statements filed herewith, the Company incurred significant expenses in product development utilizing the above mentioned industry consultants on an as-needed basis. For the period March 31, 2016 (inception) through June 30, 2016, the Company’s operational costs for such services rendered was approximately $20,000. The Company incurs between $10,000 to $15,000 per month for development and furtherance of its business operations.

Associated Risks

ABP is subject to a number of risks which are discussed more fully in the section entitled “Risk Factors” beginning on page 6.  We encourage you to carefully consider the risks outlined in the “Risk Factors” section and the other risks that become apparent to you throughout this prospectus.  If any of the risks explained in this prospectus materialize, our business, financial conditions, operations, and future prospects could be adversely affected.

The Company is developing and testing its own products and engaging in discussions with potential suppliers, vendors, and distributors that will eventually help in selling our products in the marketplace. To date no saleable product or sales have been generated apart from development efforts. We believe when using the Company’s all-natural organic shampoo and conditioner, you’re helping your own personal environment by letting biodegradable substances interface with your hair as opposed to the harsh chemicals of mainstream hair-care products. However, we cannot guarantee that our products, once developed, will have these qualities or generate such positive results on a widespread basis or otherwise.

The Company does not own patents or rights to intellectual property that would be protected under patent and/or trademark protection afforded in the United States.

The Offering

ABP is offering for sale a maximum of 2,750,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that we must sell for the offering to close. We will retain the proceeds from the sale of any offered shares. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Barbara Chardi, will attempt to sell the shares. This prospectus will permit Ms. Chardi to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Chardi intends to offer the shares to friends, family members and business acquaintances. Intended methods of communication include, but are not limited to, telephone and personal contact.  In offering the securities on ABP’s behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act").

The proceeds from the sale of shares in this offering will be made payable to Jessica Nguyen Law – IOLTA Account, ABP’s fund retention agent. Jessica Nguyen Law, acts as legal counsel for ABP and therefore may not be considered an independent third party. All subscription agreements and checks for payment of shares (except as to any states that require a statutory cooling-off period or provide for rescission rights) are irrevocable and should be delivered to Jessica Nguyen Law at the address provided in the Subscription Agreement (see Exhibit 99.1). All subscription funds will be held in a noninterest-bearing account pending the completion of the offering.

The Company will deliver stock certificates attributable to the shares of common stock purchased directly by the purchasers within 30 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Common stock offered	A maximum of 2,750,000 shares. No minimum number of shares must be sold for the offering to close.

Use of proceeds

ABP will use the proceeds from the offering to pay for professional fees and other general expenses. The total estimated costs of the offering ($30,000) is less than the maximum amount of offering proceeds ($55,000), leaving the Company with $25,000.

Termination of the offering

The offering will conclude when all 2,750,000 shares of common stock have been sold, or 180 days after this prospectus becomes effective with the Securities and Exchange Commission. ABP’s board of directors may at its discretion extend the offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in our common stock.

Trading market

None. While a market maker has been approached to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and therefore owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process will require.

Even if ABP's common stock is quoted or granted listing, a market for the common shares may never develop.

Summary Financial Data

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	As of June 30, 2016	As of March 31, 2016
	(unaudited)
Current assets	$2,600	$1,100
Other Assets	$-	$-
Current liabilities	$29,044	$8,775
Stockholders’ equity (deficit)	$(31,944)	$(7,675)

Operating Data:	For the Three Month Period Ended June 30, 2016	For the Period March 31, 2016 (inception) to March 31, 2016
	(unaudited)
Net revenues	$-	$-
Operating expenses	$18,769	$13,175
Net (loss)	$(18,769)	$(13,175)
Net (loss) per common share basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	5,500,000	5,500,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks materialize, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

ABP has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

ABP is an early stage company and has virtually no financial resources. As of March 31, 2016 and June 30, 2016, we had a negative working capital balance of $8,775 and $29,044, respectively, and stockholders’ deficit of $7,675 and $31,944, respectively. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended March 31, 2016 that Company losses from operations raise substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.

ABP is and will continue to be completely dependent on the services of our founder and president, Barbara Chardi, the loss of her services may cause our business operations to cease.

ABP’s operations and business strategy are completely dependent upon the knowledge and business connections of Ms. Chardi. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason or if she becomes ill and is unable to work for an extended period of time before we have hired additional personnel or a replacement, our operations will likely fail. Even if we are able to find additional personnel or a replacement, it is uncertain whether that person(s) could continue to develop our business along the lines described in this prospectus. The interruption of services of Ms. Chardi will have a material adverse effect on the Company's future operations, potential profits and development, if suitable replacements are not promptly obtained. We most likely will fail without the services of Ms. Chardi or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Ms. Chardi naming ABP as the beneficiary when and if we are able to obtain the resources to do so and if she is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

Despite Ms. Chardi’s experience in her current employment, she has little to no experience in the hair-care industry.  Ms. Chardi has no prior experience in the public markets, financial reporting or with financial markets.  To compensate for the lack of experience, the Company and Ms. Chardi retained two seasoned professional consultants that work in the hair-care industry.  Both consultants are readily available to the Company as it grows.  There can be no assurance that the Company will be able to overcome Ms. Chardi’s lack of experience to achieve its business objectives.

3.

No assurance can be given that ABP will be able to attract and retain qualified employees and consultants.

The Company's success depends, in part, upon its ability to attract and retain talented personnel to work with Ms. Chardi and grow the business. Currently we have two consultants that work with Ms. Chardi in product development, marketing and sales planning, and point of purchase contacts for non-retail sales. No assurance can be given that the Company will be able to 1) retain the two consultants we currently have; and 2) attract and retain such personnel necessary for the development and success of the Company’s business.  Correspondingly, no assurance can be given that any key personnel would accept compensation other than cash for their services in the future.

4.

We have only recently commenced business operations and therefore face a high risk of business failure.

Despite developing some of our business before March 2016, we were incorporated in March 2016. Most of our efforts to date have been related to developing our business plan, creating and testing formula blends, which will make up our product line, implementing our business operations and the pursuit of this public offering. As of June 30, 2016, we had no operating revenues and have distributed only a limited number of samples to potential customers or end-users. We face a high risk of business failure.

5.

We operate in a highly competitive market and retail environment and therefore face a high risk of business failure or at the very least a competitive disadvantage.

We are aware of many competitors to our hair-care collection, many of which are more established (some on a multi-national and global level) and have significantly more resources than we do. The hair-care and all-natural organic products business is highly competitive. We will directly compete with hundreds of large and small all-natural organics based companies, including but not limited to, Avalon Organics, P&G (Procter & Gamble), John Masters Organics, Purely Perfect, and Yarok, among other national manufacturers and distributors. Most of our competitors’ products are well known and trusted by the marketplace. Virtually all of our competitors have significantly greater financial and other resources than we do. Our competitors have the ability to spend more aggressively on advertising and marketing, spend more on product development and testing, and have more flexibility to respond to changing business and economic conditions. Competition in the hair-care business is based on product pricing, product quality, innovation, perceived value, promotional activities, advertising, new product introduction, name recognition, as well as other factors. It is difficult for us to predict how we will be able to effectively compete with our competitors in any of these areas.

Our success in this industry will be largely dependent on our ability to distinguish our hair-care collection from similar products, educate the consumer as to why our product will be better than that of our competitors and establish the consumer’s need for our intended products. Our ability to compete effectively in this industry also depends on our ability to be competitive in pricing, customer service and results.

6.

Because we will be dependent on advertising and marketing firms, we will be at a competitive disadvantage to companies having greater resources to pay larger fees or to companies with dedicated in-house departments for these purposes.

We will need to be strategic in placing quality advertisements that will reach the maximum number of target consumers , all while staying within our limited budget. We do not know if we will be able to obtain optimal advertising placement within our projected budget, which will likely will be limited, or even find advertising placement for that matter.  We may be pushed out of advertising opportunities typically reserved for companies with larger budgets and greater financial resources.

There is no guarantee that we will have adequate financial resources to retain advertising or marketing firms.  As a result, we may be left with attempting to market our products ourselves or using advertising and marketing firms with less experience but who charge less than those firms with more valuable connections and resources. Even if we are able to retain advertising or marketing firms, the ability to obtain advertising slots in various forms of media (online, print, radio, television, etc.) will be entirely reliant upon the expertise and capabilities of the advertising and/or marketing firms that we may hire, as well as our available budget to initiate such marketing campaigns, which again may be limited.

7.

We have had no product sales to date, and can give no assurance that there will ever be any sales in the future.

The Company’s products are still being developed and tested and we have not generated any revenues. There is no guarantee that we will ever develop commercially viable products. To become profitable, we will have to successfully develop, manufacture, market and sell a significant number of our hair-care products. There can be no assurance that our product development efforts will be completed or successful, that we will be able to manufacture our products at an acceptable cost and with acceptable quality, that our products can be successfully marketed, or that there will be a market of retailers and consumers willing to buy our products. We currently do not expect to receive revenues from the sale of any products until sometime early in 2017, if ever.

8.

There is no guarantee that our products will be accepted by consumers.

We have not yet commercially released any of our proposed products. The market acceptance of hair-care and all-natural organic products varies significantly and cannot be predicted. Factors that may cause a hair-care and all-natural organic product to be accepted or rejected by consumers include price, quality of ingredients, effectiveness, packaging, availability, advertising, and numerous other intangible factors. Consumer demand for our proposed products also may be affected by word of mouth, testimonials, fads, social media influencers, and general consumer trends. While we have distributed limited samples of our products, the targeted consumer market could be quite different from those that have used our samples. There can be no assurance that any of our products will gain broad acceptance among consumers.

Unless we can achieve a sufficient following of consumers who will purchase our products, we will not operate profitably and may have to cease our operations. No assurance can be given that any of our products will achieve sufficient consumer acceptance.

9.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

We expect that our financial results may vary significantly in the future because of a number of reasons, including:

•

The ability to establish acceptance and usage of our products;

•

The ability to contract with competent manufacturers and appropriate wholesalers and retailers;

•

Costs related to future growth and capital investment;

•

Results of strategic agreements with companies that may supply and produce our products; AND

•

The ability to attract, retain and motivate qualified personnel.

Any revenues and operating results are likely to vary significantly from quarter to quarter because our industry experiences seasonal fluctuations due to seasonal trends for health and beauty products. We have not started any revenue producing activities so we have no direct experience with seasonality. We understand that other businesses in our industry experience seasonal impacts. Some hair-care products sell better during the summer months because of the impact on hair and scalp from the exposure to sun while others sell better during the winter months because of the dryness associated with winter weather or inclement activities.

Because of these fluctuations and uncertainties, our financial and operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

10.

We will be dependent on independent operators and other operators of retail outlets for the ultimate sale of our products to individual consumers.

The success of our prospective marketing and distribution program is totally dependent on signing license agreements with owner/operators or distribution agreements with other operators, including those who operate carts in malls. We do not know whether we will be able to enter into agreements with retailers or the timing that it will take to do so. There will also be uncertainty about the sales success of retailers, if any, that agree to sell our products.

11.

Regulatory and legal uncertainties could harm our business.

We believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to sell our products. Laws and regulations often differ materially between states, and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

12.

We will have to rely on third parties to manufacture our products and packaging who may not perform to our standards, timeline, or budget.

Our business plan assumes that we will have our products and product packaging manufactured by one or more third-party manufacturers. No contractual arrangement is currently in place.  There are no assurances that we will even obtain sufficient financing or resources to enter into such agreements with manufacturers.

In the event we are able to retain third party manufacturers, we will be dependent on the timeliness and effectiveness of their efforts.  There is no assurance that these manufacturers will continue to maintain the necessary quality controls for our products year after year for the entire term of our contracts.

Failure or lack of reliability in the manufacture of our products is likely to result in loss of business. Among other risks:

•

Our products may fail to provide the expected results;

•

We may experience limited availability of quality ingredients for manufacturing;

•

We may experience poor quality manufacturing;

•

Our products may have new competition from other companies attempting to duplicate our formulas;

•

Our customers could experience results different from our test results;

•

Product liability claims may arise due to deficiencies in manufacturing (product liability is discussed in more detail in Risk Factor 15); and

•

Product recalls due to manufacturing failures will result in a significant financial toll.

13.

We have no patent protection and may not be able to protect our proprietary rights.

Our ability to compete successfully will depend, in part, on the quality and uniqueness of our products. We have no product patent protection for any of our proposed products, our “Allegro Organics” formula, or any of the ingredients or compounds used in our products. We may claim rights in various unpatented technologies, know-how and trade secrets relating to our products and manufacturing processes, and we intend to protect our proprietary rights in our product formulas and operations through contractual obligations with consultants and vendors. However, because we do not currently have patent protection on our all-natural hair-care formula, products or compounds, other companies can and will attempt to compete with us by imitating our products. We cannot guarantee that the protections we intend to take will be adequate to protect our proprietary rights, or that our competitors will not independently develop, or are not in the process of developing, products or processes that are substantially equivalent or superior to ours.  In fact, a number of hair-care products are already available that claim to be all-natural or organic.

While we will attempt to protect our proprietary information as trade secrets through agreements with each of our employees, licensing partners, consultants, agents and other organizations to which we disclose our proprietary information, we cannot give any assurance that these agreements will provide effective protection for our proprietary information in the event of unauthorized use or disclosure of such information.

14.

We may not be able to successfully claim trademark rights in our “Allegro Organics” brand name.

Although we intend to claim trademark rights and file for trademark protection of our “Allegro Organics” brand name, we may face opposition from other beauty product companies; our application for a trademark may be denied by the United States Patent and Trademark Office (“USPTO”).  The name “Allegro” is currently being used to market and sell an antiaging cream by Hydra Skin Sciences, LTD (“Hydra Skin”).  Hydra Skin’s trademark application is currently pending with the USPTO.  Even though we intend to use “Allegro Organics” for hair-care products and Hydra Skin is using “Allegro” for skin products, when and if we initiate the trademark registration process, we would be applying for trademark registration in the same class of goods.  When a trademark application comes through for the same class as another name that has already applied for registration, in this case Hydra Skin, the trademark examiner may issue an Office Action, refusing our registration and requiring us to respond to the USPTO regarding how our use of “Allegro Organics” will not be confused with Hydra Skin’s use of “Allegro.”  This process would require us to incur additional legal fees every time we are required to respond to the USPTO to defend our registration.  In the end, we may not be able to register our trademark.

In the event we begin to market our product before obtaining a trademark registration, Hydra Skin may send us a cease and desist letter for using the “Allegro Organics” name.  As a result, we will have to defend our use of the name and we may have to ultimately change the name of our product and in the process, expend a substantial amount of financial resources to rebrand.

15.

We may be subject to product liability claims.

The development, manufacture and sale of hair-care and all-natural organic products expose us to the risk of damages from product liability and other consumer claims. The likelihood of consumer claims appears to increase when a product interacts with human skin, in this case the scalp, since some consumers’ scalps may have adverse reactions to the Company’s formula. Although each of our proposed products will be subject to industry accepted product testing to reduce the likelihood of product liability claims, such practices do not insulate us from the threat of any product liability claims in the future.

To reduce the detrimental financial impact on us if we have to make payments in relation to a product liability claim, we intend to obtain and maintain product liability insurance assuming we have sufficient funds available for such purposes.  And the level of coverage and liability limits depend on our budget for insurance. Additionally, we intend to use third-party manufacturers that maintain appropriate levels of liability insurance. If we are unable to locate or engage manufacturers that maintain or will agree to maintain appropriate levels of liability insurance, the responsibility for paying out damages on product liability claims will likely shift to us. A successful claim in excess of our products liability coverage, if any, could have a materially adverse effect on our business, financial condition and results of operations.

16.

There are significant potential conflicts of interest.

Our key personnel are required to commit time and effort to our operations, but these individual(s) (particularly our president) may have conflicts of interest in allocating their time and effort among various business activities. Furthermore, in the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Ms. Chardi specifying that any business opportunities that she may become aware of independently or directly through her association with us (as opposed to disclosure to her of such business opportunities by management or consultants associated with other entities) would be presented by her solely to us. A copy of this agreement is filed as Exhibit 10.1 to our Registration Statement, of which this prospectus is a part of.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

17.

We may be deemed a "shell company" by the Securities and Exchange Commission and subject to more stringent reporting requirements.

The Securities and Exchange Commission (“SEC”) adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet shows that we have no cash and limited tangible assets.  The SEC’s determination of whether we are a shell company will likely turn on our operations. Despite our belief that we are not by definition a shell company because we have significant operations, the SEC may look at our operating history and date of incorporation and deem us as a shell company.

If the SEC determines we are a shell company, SEC rules prohibit us from using Form S-8 to register securities that will be offered pursuant to an employee compensation plan. However, the rules would not prevent us from registering our securities using a Form S-1. Additionally, a shell company must provide enhanced detailed disclosures upon completing a transaction that causes it to cease being a shell company. If an acquisition is undertaken, a shell company must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, shell companies are required to check a box on Form 10-Q and Form 10-K indicating that they are a shell company. To the extent that we are required to comply with additional disclosure requirements because we are deemed a shell company, we may be delayed in executing any merger or acquiring assets.

In addition, the SEC adopted new Rule 144 effective February 15, 2008, which makes the resale of restricted securities by shareholders of a shell company more difficult to accomplish.

18.

We will become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time. These factors will determine the amount of time to be spent by our auditors and attorneys. We currently estimate the annual maintenance and compliance costs of the periodic reporting requirements to be up to $75,000 per annum. Such costs will obviously be an expense to our operations and thus will have a negative effect on our ability to meet our overhead requirements and earn a profit.

We may be exposed to increased costs and potential risks resulting from any new requirements related to the periodic reporting requirements of the Exchange Act. If we fail to provide reliable financial reports or prevent the occurrence of fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly. However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We intend to remain an “emerging growth company” for up to five years (the maximum amount of time in which we can be an “emerging growth company”), although we would lose our status as an “emerging growth company” before such time if: (a) we have more than $1.0 billion in annual revenue; (b) more than $700 million in market value of our common stock is held by non-affiliates; or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

19.

Our internal controls may become inadequate as we grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officers and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

With growth or unmanageable increases in our business plan objectives, our internal controls may become inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying on this misinformation may make an uninformed investment decision with regards to an investment in our common stock.  As a result, if investors are harmed from relying on the misleading information, we may be subject to legal liability. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

In order to mitigate the risks associated with maintaining internal controls if and when the Company grows, we will rely on the use of outside professionals to assist us in maintaining our internal controls. We will engage qualified professionals on an independent contractor basis to assist in reviewing and recording transactions. When and if finances permit, we will hire an experienced financial professional to oversee our reporting and control functions.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us under the JOBS Act, which means that our internal controls may prove to be unsuccessful despite the actions we take to otherwise maintain proper internal control.

20.

The costs of being a public company could result in the inability to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control over financial reporting. The costs of complying with public company requirements could be significant and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will range up to $75,000 per year and may be higher if our business volume and activity increase. Our estimate of costs does not include the necessary compliance, documentation and reporting requirements for Section 404 of the Sarbanes-Oxley Act of 2002 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization.  Our costs also stand to increase once we lose our status as an “emerging growth company” as defined in the JOBS Act, which allows us to take advantage of exemptions that result in decreased compliance costs. If our revenues are insufficient or non-existent, and/or we cannot support the costs associated with being a public company through the issuance of additional shares, we may be unable to satisfy these costs in the normal course of business which would result in our inability to continue as a going concern.

21.

Having only one director limits our ability to establish effective independent corporate governance procedures and gives our president unbridled control.

We have only one director who also serves as the Company’s President. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a vote of the board members is decided in favor of our chairman, which gives her significant control over all corporate issues and business decisions.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

22.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock causing our stock price to be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

23.

We may not be able to raise sufficient financing or resources to develop, manufacture and market our products through this offering or otherwise.

We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to develop, manufacture and market our products, our business will fail and investors will lose their entire investment.

24.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common stock is being offered on our behalf by Ms. Chardi, our president, on a direct primary basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

25.

Since there is no minimum for our offering, if only a few persons purchase shares they risk losing their money without us even being able to develop a market for our shares.

Since there is no minimum for the number of shares to be sold directly by the Company in its offering, if only a few shares are actually sold, we will be unable to even attempt to create a public market of any kind for our shares. Without a public market for our shares, the limited number of shares that we might sell will be highly illiquid or unable to be sold to any other potential investor(s). In such an event, it is highly likely that an investor’s entire investment in our common stock would be lost.

26.

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and therefore expresses no opinion as to the fairness of the offering price. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. The shares in this offering may not be worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

27.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

As explained in Risk Factor 23 above, we have no committed source of financing. Wherever possible, our board of directors, which is completely controlled by Ms. Chardi at the current time as discussed in Risk Factor 21 above, will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors (in effect, Ms. Chardi) has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) but unissued (91,750,000) shares assuming the sale of all 2,750,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market and again without action or vote of the shareholders. These actions will certainly result in dilution of the ownership interests of existing shareholders and further dilute common stock book value; this dilution may be material.

28.

Because the proceeds of this offering are not substantially more than its estimated costs, the Company will receive little economic benefit from the completion of this offering. Beyond this offering, we may not be able to raise sufficient financing or resources to develop, manufacture and market our products.

The proposed maximum aggregate proceeds of this offering ($55,000) are greater than the proposed costs to complete this offering ($30,000). Approximately 55% of the aggregate proceeds will be used as payment for costs directly associated with this offering. Approximately 45%, or $25,000 (if the maximum offering is achieved), will be available to the Company for operational costs, such as manufacturing, inventory and other product and development costs. As explained in the section entitled “Dilution”, any offering proceeds less than the maximum aggregate offering proceeds will require us to seek additional resources or delay payment of costs associated with this offering which will certainly inhibit or delay our growth. Therefore, we will receive little to no financial benefit from the completion of this offering.

Beyond this offering, we may not be able to raise sufficient financing or resources to develop, manufacture and market our products. We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to develop, manufacture and market our products, our business will fail and our investors will certainly lose their entire investment.

29.

Shareholder interests may be undercut because we can issue shares of our common stock to individuals or entities that support existing management thereby enhancing existing management’s ability to maintain control of ABP.

Our board of directors, which is completely controlled by Ms. Chardi at the current time as discussed in Risk Factor 21 above, has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management (in effect, Ms. Chardi) and the interests of existing management may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of the Company.

30.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt shareholder interests because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation in Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed in the Securities Act and we will abide by the final adjudication of such issue. The legal process relating to this issue if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

31.

Currently, there is no established public market for our securities, and there are no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has been approached to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. However, there is no guarantee that the market maker’s application will be accepted by FINRA nor can we estimate as to how long the application process will take. We are not permitted to file such application on our own behalf. If the application is accepted, there are no assurances as to whether:

(i)

Any market for our shares will develop;

(ii)

The prices at which our common stock will trade; or

(iii)

The extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to have our shares trade electronically. If a company is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically, the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - which are all companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take to become DTC-eligible.

In addition, our common stock is unlikely to be followed by any market analysts, and few institutions may act as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops for our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock in the marketplace will be determined and influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business including the impact of factors referred to elsewhere in this Risk Factors section, investor perception of ABP and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor 32 below.

32.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks thereby creating a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act defines a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

The basis on which the broker or dealer made the suitability determination, and

•

An acknowledgment that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading, commissions payable to both broker-dealers and registered representatives, current quotations for securities and rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in account and information on the limited market for penny stocks.

Broker-dealers may not wish to engage in the necessary paperwork and disclosures and/or may encounter difficulties in attempting to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

33.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact our investors.

ABP’s management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for a security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

34.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, such shareholders and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

35.

Our board of directors (consisting of one person, our President) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allows the board of directors (which is completely controlled by Ms. Chardi at the current time as discussed in Risk Factor 21 above) to issue shares of preferred stock without any vote or further action by other stockholders. Our board of directors has the authority: (a) to fix and determine the relative rights and preferences of preferred stock; and (b) to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors (in effect, Ms. Chardi) could authorize the issuance of a series of preferred stock that would grant holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to common stockholders and the right to redeem the shares, together with a premium, before the redemption of any common stock.

36.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 67% of our outstanding common stock assuming the sale of all shares being registered in this offering (2,750,000 shares). Because of her beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

37.

All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (5,500,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting company, may, under certain conditions, sell all or any of her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under amended Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of common stock shares of present stockholders, may have a depressive effect on the price of the common stock in any market that may develop.

All 5,500,000 issued and outstanding shares of our common stock are owned by our president for organizational expenses and may be sold commencing one year from the date the offering is completed. See “Market for Securities.”

38.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

39.

Because we are not subject to rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as amendments proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

None of our directors (currently one person) are independent directors and therefore we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with prescribed corporate governance measures, regardless of whether such compliance is required, the absence of corporate governance standards may leave our stockholders without protection against interested director transactions, conflicts of interest, if any, and similar matters. As such, investors may be reluctant to provide us with the funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management. The enactment of the Sarbanes-Oxley Act of 2002 resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk may make it more costly or deter qualified individuals from accepting these roles. Some of these corporate governance measures have been metered by the JOBS Act of 2012. See Risk Factor 22 above.

40.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended, and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 500 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raised the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

41.

If we were designated a “shell company”, your ability to resell your shares would be limited.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under amended Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC adopted final rules amending Rule 144 which became effective February 15, 2008. Pursuant to amended Rule 144, one year must elapse from the time a shell company, as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company.” Additionally the registrant must file a current report on Form 8-K addressing Item 5.06 with such information and disclosures as required in a Form 10 filing with the SEC, before a “restricted securities” shareholder can resell their holdings in reliance on amended Rule 144. The Form 10 information or disclosure is equivalent to such information and disclosure that an issuer would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities initially issued by a reporting or non-reporting shell company or a company that was at any time previously a shell company, can only be resold in reliance on amended Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is no longer a shell company.

At the present time, we are not classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. To the extent we are designated a shell company and the shares are not issued under an effective registration statement, you will be unable to sell your shares under amended Rule 144 unless all the above conditions are satisfied.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

ABP will apply the proceeds from the offering to pay for accounting, legal and other professional fees associated with the offering. The total estimated costs of the offering ($30,000) are less than the maximum offering proceeds ($55,000) thereby providing us with approximately $25,000 of available funds for working capital purposes. The costs of the offering, which principally relate to professional costs, are estimated to be:

SEC Registration fee	$6.39
NASD filing fee	100.00
Accounting fees and expenses	5,000.00
Transfer agent fees	2,500.00
Blue Sky fees and expenses	5,000.00
Miscellaneous expenses	2,393.61
Legal fees and expenses	15,000.00

Total	$30,000.00

As funds are obtained from the sale of shares, offering costs will be paid in the sequence listed in the table regardless of the amount of dollars collected. If all of the registered shares are sold, all costs will be paid for in full including our legal fees which currently amount to $15,000. From the maximum offering proceeds, we will pay for the various expenses associated with this offering which amount to approximately $30,000, leaving an estimated $25,000 in cash on hand for general operating expenses, materials and supplies for business operations.

Upon starting preparation of the Form S-1, we paid our legal counsel $7,500 as partial payment towards our estimated legal fees. Our legal counsel has informally agreed to defer a portion of their fees until this offering becomes effective, which may be asserted as providing financing to the Company. Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in the first paragraph of the MD&A “Liquidity” section.

THE OFFERING

ABP will spend substantially more in costs on this offering and its public reporting requirements than it will receive even if the maximum offering proceeds are achieved. It will incur ongoing costs to meet the reporting requirements of a public company. These costs will exceed our current or anticipated revenues. However, ABP believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential vendors, consultants and manufacturers will have a higher regard for a public company than a small, privately-held startup company. Management’s belief is based solely on advice and informal consultation with various professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for growth. In addition, we believe that being a public company increases our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

ABP is offering for sale a maximum of 2,750,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that we must sell for the offering to close. We will retain and use the proceeds from the sale of any of the offered shares to pay a portion of the costs of the offering. There are no circumstances under which any offering proceeds will be released to parties other than ABP (except for proceeds refunded to investors whose subscriptions are rejected by us within 48 hours of receipt). All of the proceeds of this offering will be applied first to the costs and fees associated with this offering. Moreover, in the event the Company is unable to raise the maximum proceeds under this offering, the implementation of the business plan will be extremely difficult, if not impossible. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Ms. Chardi, will attempt to sell these shares. This prospectus permits Ms. Chardi to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares that she may sell. Ms. Chardi intends to offer the shares to friends, family members and business acquaintances. The intended methods of communication include, but are not limited to, telephone and personal contact. Ms. Chardi intends to sell the offering shares according to the following plan of distribution:

•

Offering shares will be offered to Ms. Chardi’s friends, family and other associates (business and otherwise) through personal contacts; there will be no direct mail or advertising associated with this offering; and

•

Offering shares will be offered to individuals who have expressed a direct interest to Ms. Chardi regarding investing in a start-up venture, which ABP is.

In offering the securities on ABP’s behalf, Ms. Chardi will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely on the “safe harbor” provisions set out in Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Chardi is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Chardi will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Chardi is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Chardi will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Chardi does not, and will not, participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be made payable to Jessica Nguyen Law - IOLTA Account, ABP’s fund retention agent. Jessica Nguyen Law, acts as legal counsel for ABP and therefore may not be considered an independent third party. In this case, the fund retention agent holds the closing documents and funds in a transfer of money for shares of common stock of the Company, acting for both parties pursuant to their instructions. We have selected Jessica Nguyen Law to act as our funds retention agent for this offering to hold both documents and funds pursuant to the terms of the Fund Retention Agreement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights) and should be delivered to Jessica Nguyen Law at the address provided on the Subscription Agreement. As the fund retention agent, Jessica Nguyen Law will hold all funds until the maximum proceeds are received or management determines that the offering is complete and accepts receipt of subscription agreements and monies for less than the maximum amount of the offering. The Company believes that this arrangement is beneficial and efficient for both management and investors in that the fund retention agent oversees the intake of offering proceeds, the approval of subscriptions by the Company, issuance of shares of common stock, and the distribution of proceeds to the Company in an orderly manner. The fund retention agent holds all funds received in payment of the Subscription Price in a segregated account and distributes the offering proceeds to the Company once the offering is completed, withdrawn or terminated.

We will receive all proceeds from the sale of up to 2,750,000 shares being offered. No proceeds will be received by any entity other than the Company. The price per share is fixed at $0.02 for the duration of this offering.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions will be accepted or rejected within 48 hours after we receive them. No minimum number of shares must be sold.

The offering may terminate on the earlier of:

i.

the date when the sale of all 2,750,000 shares is completed, or

ii.

180 days after the effective date of this S-1 Registration Statement or any extension thereto by our board of directors for an additional 180 days.

The Company will deliver stock certificates attributable to the shares of common stock purchased by the investors within 30 days of the close of the offering or as soon thereafter as practicable.

The purchase of common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has been approached to file a Rule 211 application with FINRA for the inclusion of our common stock in the OTCBB, such efforts may not be successful, our shares may never be quoted and investors in our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the necessary time period for the application process.

If our shares of common stock are quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC which will allow our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB do). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that our securities will ever trade at a price higher than its offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are slightly more than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering will lose $0.01018 per share, or 100% of their shares purchased in that each purchased share will have a negative net book value of $(0.0002). The net book value of existing shareholders’ shares will increase from $(0.0048) to $0.0002 due to estimated costs not to exceed the estimated proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

		Assuming the sale of:
	275,000 shares (10% of the maximum offering)	550,000 shares (20% of the maximum offering)	1,100,000 shares (40% of the maximum offering)	1,650,000 shares (60% of the maximum offering)	2,750,000 shares (maximum offering)

Offering Price Per Share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02

Book Value Per Share Before the Offering	$(0.00481)	$(0.00481)	$(0.00481)	$(0.00481)	$(0.00481)

Book Value Per Share After the Offering	$(0.00882)	$(0.00751)	$(0.00522)	$(0.00328)	$(0.00018)

Net Increase (Decrease) to Original Shareholders	$(0.00401)	$(0.00270)	$(0.00041)	$0.00153	$0.00463

Decrease in Investment to New Shareholders	$(0.01882)	$(0.01751)	$(0.01522)	$(0.01326)	$(0.01018)

Dilution to New Shareholders (%)	100%	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid, and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
2,750,000 shares sold
Existing shareholders	$0.001	5,500,000	67%	$5,500
Investors in this offering	$0.02	2,750,000	33%	$55,000

1,650,000 shares sold
Existing shareholders	$0.001	5,500,000	77%	$5,500
Investors in this offering	$0.02	1,650,000	23%	$33,000

1,100,000 shares sold
Existing shareholders	$0.001	5,500,000	83%	$5,500
Investors in this offering	$0.02	1,100,000	17%	$22,000

550,000 shares sold
Existing shareholders	$0.001	5,500,000	91%	$5,500
Investors in this offering	$0.02	550,000	9%	$11,000

275,000 shares sold
Existing shareholders	$0.001	5,500,000	95%	$5,500
Investors in this offering	$0.02	275,000	5%	$5,500

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

No established public market exists for our common stock, and a public market may never develop. A market maker has been approached to file an application with FINRA to quote the shares of our common stock on the OTCBB as maintained by FINRA commencing on the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock is quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be consistent, and no prediction can be made as to what prices may prevail in such market.

If our shares of common stock are quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC which will allow our shares to trade electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB do). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

The Company does not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. However, all current shares of our outstanding common stock are “restricted securities” as defined under Rule 144 of the Securities Act and held by Ms. Chardi, our president (5,500,000 shares).  Ms. Chardi is an “affiliate” of the Company pursuant to Rule 144 of the Securities Act because she is in a position of control over our company by virtue of her position as board director and president. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of selling her shares or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

The number of shares sold by an affiliate within any three-month period cannot exceed the greater of:

•

1% of the total number of common shares then outstanding; or

•

If the shares are listed on a stock exchange, the average weekly trading volume of our common shares during the four calendar weeks preceding the filing of a notice of sale on Form 144 with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order). This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of ABP’s public information must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC adopted final rules amending Rule 144 which became effective February 15, 2008. Pursuant to amended Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a current report on Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on amended Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities, initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on amended Rule 144 if the following conditions are met:

1)

The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity no longer a shell company.

Current Public Information

In general, for restricted security sales by affiliates and non-affiliates, adequate current information about ABP must be publicly available before the sale can be made.  The satisfaction of this “current public information” requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we file all our periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we may be required to file).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specific types of basic information about us (including our business, management and our financial condition and results of operations) is made publicly available.

No assurance can be given as to:

•

The likelihood of a market for our common shares developing;

•

The liquidity of any such market;

•

The ability of shareholders to sell their shares; or

•

The prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can generally be identified as such because the context of the statement will include words such as “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.

Forward-looking statements involve risks and uncertainties, which are described in close proximity to such statements; actual results may differ materially from those anticipated as of the date of this prospectus. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements include statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

Many factors could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including but not limited to, financial demand, volatility of markets, and maintaining adequate revenue growth, among others. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

ABP incorporated on March 31, 2016 and acquired an all-natural, organic based formula to be used in a unique hair-care system designed to replenish, renew, and return hair and scalp to a healthy, youthful state. Most of our activity through June 30, 2016 involved the acquisition and development of the formula, developing a product line based on the formula, developing a unique hair-care regimen, product refinement that will be offered in future products, as well as preparation of this offering and corporate governance.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm included an explanatory paragraph in their audit report emphasizing the uncertainty of our ability to remain as a going concern. We have not generated revenues from operations and are considered an early stage operational business.

ABP is in the business of developing, manufacturing, marketing and selling the Allegro Hair-Care Collection, a hair-care line designed to naturally improve hair follicles and scalp wellness and to provide anti-aging properties for the head. ABP owns the rights to Allegro Organics, what we believe to be a unique hair-care revitalizing formula that will become the foundation for the Allegro Hair-Care Collection.

ABP intends to develop a full spectrum of hair-care products designed to improve hair wellness and revitalize hair and scalp using the Allegro Hair-Care Collection. Our product line will combine science with nature to form an advanced hair-care treatment, using essential oils and Allegro Organics which is a unique combination of jojoba oil, emu oil, olive oil, aloe vera gel, anhydrous lanolin, walnut oil, safflower oil, macadamia oil and host of other all-natural ingredients. Our process will utilize aromatherapy and a botanically-based formula to help and improve the general health, well-being and increased vitality of great looking hair. The Company is developing and testing its own products, engaging in discussions with potential suppliers, vendors, and distributors who will eventually help in selling our products in the marketplace. To date, no saleable product or sales have been generated. We believe our ingredients will distinguish us from other conventional hair-care products in order to help us deliver sales. Our products will be naturally infused into hair follicles, dermis and epidermis layers of the scalp through the direct application and use of all-natural products. These all-natural products consist of minerals, herbal extracts, essential oils and a host of other natural oils. Natural ingredients such as the oil blend listed above helps address general to serious skin conditions such as dandruff and scalp irritation. Our products we believe will stimulate the hair and scalp through the application of natural moisturizers such as aloe, avocado, emu, walnut, coconut and other oils thereby enhancing shine, vitality and body. We believe when using our all-natural, organic shampoos and conditioners, you’re truly performing a preventative maintenance program on your hair and scalp by allowing all-natural, organic biodegradable products interact with your hair and scalp versus harsh chemicals, characteristic of modern mainstream hair-care products.

We believe our products contain a specialized formula that provides overall anti-aging properties and needed nourishment to the hair and scalp.  Our product formula we believe will rapidly penetrate the hair and scalp, delivering essential nutrients to the epidermis and dermis layers of the scalp, along with the hair and hair follicle system thereby promoting a natural regeneration or strengthening. Anecdotal stories and feedback from end-users testing our products describe a decrease in the weathered and worn out look for both the hair and scalp after regular use of our all-natural organic hair-care system.

Our plan to continue as a going concern is to reach a point where we begin generating sufficient revenue from our products to meet our financial obligations on a timely basis. In the early stages of our operations, we will keep costs to a minimum, and we intend to introduce products gradually, beginning in early 2017; however, there can be no assurance that we will be successful in achieving or adhering to this schedule. The costs to develop our product line could very well be in excess of $100,000. We will need at least an additional $50,000 to $100,000 to purchase initial raw material inventory and implement marketing and advertising programs that will educate as well as excite our customer demographics.

Our only source of capital at this time is investment by others in this offering. Under no circumstance will we remit remuneration to Ms. Chardi for her services.  ABP believes that Ms. Chardi has received sufficient compensation from the issuance of our common stock for her organizational services performed upon incorporation.  We must raise additional capital or debt financing in order to fully execute and implement our business strategy and develop our product line. Upon becoming a publicly trading and reporting company, we will approach private equity funds, angel investors and others known to Ms. Chardi and other professionals with whom we deal with in order to raise the necessary capital. We believe that if we can secure at least 50% or more of our capital needs, we should be able to move forward with our business plan.

Necessity of Additional Financing

Management believes that if it is successful in raising the necessary funds, of which there can be no assurances, we may generate limited sales revenue within 12 months of receiving those funds. While we hope that we will be successful in these efforts, additional equity financing may not be available to us on acceptable terms or at all, and thus we would fail to satisfy our future cash requirements.

In order to execute our plan, we must complete this offering and seek additional financing. Even if we receive 60%, 40%, 20% or 10% of the offering amount (as demonstrated in the Dilution Table), our plans to execute our business plan are limited until we seek sufficient additional financing. Achieving the maximum offering proceeds is a necessary step, however securing additional financing is critical to the timeline we set forth below. If and when we obtain the required financing, we should be able to take our business plan through the phases outlined below. We will seek to engage or hire employees or outside consultants to enhance the skills and services of our founder in the execution of her business plan. As mentioned above, these costs could be in excess of $100,000 and will be needed as payment for certain services and costs projected over the next 12 months as we move forward with our business plan.

Phase 1 (3-4 months in duration; $30,000 est. costs)

•

Implement online marketing program using social media websites

•

Increase inventory levels to match manufacturing needs

•

Initial product roll-out. Use local promotional efforts, simple but effective method

•

Develop inventory purchasing and management system

•

E-commerce site to support advertising, promotion and marketing communications efforts

•

Utilize customer feedback, through email or product surveys, sampling and testing different components

•

Interview prospective outside sales professionals knowledgeable about the hair-care industry, engage professionals and train

Phase 2 (3-4 months in duration; $30,000 est. costs)

•

Upgrade e-commerce site for real-time content capture and delivery

•

Leverage product development from existing and potential:

•

sources –sample product users and consumers

•

manufacturing – partnering with first class contract manufacturer with exceptional focus on quality control

•

clients, prospects, suppliers, investors

•

Develop online retailer network, premium retailer network, and target market delivery through efficiency

•

Establish collaborative partnerships and begin developing interest for organic, all-natural products

Phase 3 (3-4 months in duration; $40,000 est. costs)

•

Develop a transaction-based system to enhance product sales and specific or direct target marketing

•

Build consumer profiles, using geographic, demographic, psychographic, and transaction behavior data to pinpoint ‘ideal customer’

•

Set up efficient delivery system using fulfillment centers

•

Integrate information and communications environments by combining voice, image, and data to enhance product sales and target marketing

•

Establish simple system-to-system exchanges

•

E-commerce development to include product education, customer loyalty (affinity) programs, customer service focus

•

Implement real-time dynamic information exchange to build psychodynamic customer profiles and ‘world class’ product development

•

Progress to advanced system-to-system exchanges for all transactions

•

Build real-time performance support systems

We believe our intended product offering could begin to generate limited revenues within 120 to 150 days after we have completed the offering and receive additional financing. Continued business growth through product placement and marketing efforts are critically conditional upon receiving additional financing as our current resources are insufficient to pursue these and other actions.

The above phases of development are predicated upon the Company obtaining the necessary financing either through equity or debt. If we are not able to obtain sufficient capital for each of the phases above, we will likely not meet or achieve our basic objectives. Furthermore even if we are able to complete 60%, 40%, 20% or even 10% of our capital goals, we will not be able to pursue any of our scheduled goals or action steps due to the fact that we will not be able to hire or obtain the necessary resources to carry out each phase of development. We will have to defer pursing the next phase of our business or consider an alternative means to accomplish each stage of development, which will continue to push back our schedule. In that case, the Company will be forced to proceed on a piecemeal basis using exclusively the services of our president and chief executive officer, limiting the use of outside contractors to when and if limited funds are available. Our president and chief executive officer devotes at least fifteen (15) hours per week to our continued business efforts. There is no realistic way to predict the timing or completion of our business plans if we are unable to raise the necessary levels of financing.

In the event we are unable to raise any funds in excess of the offering proceeds, we will not be able to pursue our business plan or scheduled objectives, and the Company may fail entirely.

 Management will, through relationships with professionals throughout the industry, continue to work on and refine the product formulas as well as pursue other health and hair products using the same basic essential oils. Completing these tasks will require hiring several employees and/or outside consultants. With the skill sets that our founder has, as well as other various cosmeceutical (which represents a “marriage” between all-natural organics and pharmaceuticals) professionals that she knows, the Company will strive to make progress in its product development and eventually achieve sales of these products, but currently no timeframe can be ascertained. Most if not all of these actions are predicated on the Company obtaining the necessary capital to accomplish these steps. If sufficient capital is not available on reasonable terms, then the business plan will not proceed as planned and may never occur.

We currently have no sources of financing and no commitments for financing. We will seek to obtain financing by contacting potential funding sources through our president’s professional and business contacts. There are no assurances that we will obtain sufficient financing or resources to enter into agreements with product manufacturers, developers or sales/marketing firms. If we do not receive funding or financing, including from this offering, we believe ABP could be maintained with limited operations for at least 12 months because our president has agreed to provide her services without compensation (accrued or otherwise), instead relying on short term loans from her friends and family members. We do not currently have a formal agreement in place with our president covering this period; however, our president’s plan is to provide substantially all of the Company’s administrative and planning work as well as basic product formulation/production and marketing work without cash compensation while she seeks other sources of funding. We do not have any plans to accrue any compensation for these services and our president, who is the sole member of the Company’s board of directors, agrees with that action while we seek other sources of financing. We do not have any formal plans or agreements in place to receive short term financing from our president, her friends or family members. To date, this financing has been as needed for working capital purposes.

Other

As a corporate policy, we do not intend to incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except for legal fees which will become due and payable upon completion of this offering (as further described in “Liquidity” below and elsewhere in this prospectus). We do not intend to incur any significant obligations that need to be satisfied with cash payments in the short-term unless we have a secure funding source to pay the obligations when due. We believe that the perception that many people have of a public company may make it more likely that they will accept restricted securities from a public company as consideration for indebtedness owed to them than they would from a private company. We have not performed any studies of this matter. Management’s belief is based solely on advice and informal consultation with various professionals who we know and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for growth. In addition, we believe being a public company increases our future opportunities to raise funds and to pay vendors by issuing restricted common stock rather than cash.

However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

All amounts received from this offering will be used to pay expenses of the offering. ABP will pay all costs relating to this offering which is estimated to be $30,000. Any excess will be used for working capital.  These amounts will be paid when they become due and payable or otherwise accrued on ABP’s books until we are able to pay the amounts in full either from revenues or loans that may be obtained from related or unrelated parties. Our obligations for these expenses, when recorded as liabilities for lengthy periods of time, could preclude us from receiving financial assistance from other sources or, at a minimum, make obtaining other financing more difficult. There can be no assurance that we will be able to obtain a noninterest-bearing unsecured corporate note or any other type of financing to settle these obligations when due.

As of September 1, 2016 we entered into a legal services agreement with our legal counsel, Jessica Nguyen Law. The agreement provides for fees up to $15,000, payable with an initial $7,500 non-refundable retainer and the remainder from the offering proceeds.  If we are unable to achieve the maximum offering proceeds to satisfy the payment of legal fees, we will be required to negotiate payment options with our legal counsel.

Since acquiring the Company’s product formula and other materials, most of our resources and efforts have been devoted to planning our business, implementing systems and controls for growth, and completing our registration statement in preparation for the offering. When the registration statement and the offering are completed and the controls necessary to comply with public reporting requirements are established, which we believe will occur over the next four months, we will continue to update and improve our products in the Allegro Hair-Care Collection, develop the packaging and labeling for our intended products, and institute our marketing and advertising programs. We will then need to commence inventory production and marketing efforts to garner the initial sales of our products. We believe that the cost of completing our product development and stock inventory, and initiating our marketing plans, including the development of a comprehensive ecommerce website, will range from $100,000 to $200,000, likely more if outside contractors and experts are used. Based on conversations to date with various distributors who work with natural hair-care products, we believe we can obtain funding to outsource some of these procedures. Although there can be no assurances whatsoever that we will obtain this funding, we believe that if we do, we may be able to commence the launch of our product line to the public.  However, other obstacles may prevent us from launching the Allegro Hair-Care Collection despite the availability of funding and our efforts. If we only use our internal resources, the process will take much longer and our launch may be limited to a much smaller target market producing less sales than anticipated. If we are unable to raise any additional funds, cash costs may have to be provided by our president to the extent that she is capable and willing to provide such funds. We do not currently have any oral or written agreements in place with our president and founder or any third parties for such funds and cannot provide any assurances that we will obtain any funds. Our goal is to have sufficient inventory and distribution channels in place within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, will most likely be sought from our founder’s business associates or a network of private investors referred to us by those business associates. To date, we have not sought any funding source, other than from investors that have previously provided loans to the Company, and we have not authorized any person or entity to seek funding on our behalf. If a market for our common stock ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate others whenever possible. We cannot predict the likelihood or source of capital or funds needed to complete our planned business objectives for the Company’s products.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services, which will reduce our ability and resources to expand our business. Once we become a public entity, subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with those professional fees along with a host of other expenses for annual reports and proxy statements, if required. We estimate that these costs can go up to $50,000 per year for the next few years and will be even higher if our business volume and activity increase.  However, costs will likely be lower during the first year in which we are a public company because our overall business volume will be lower, and as an “emerging growth company” we will not yet be subject to some of the stringent requirements applicable to public companies that do not have status as an “emerging growth company”. We will reduce compensation levels paid to management (if and when we do compensate management, which for the foreseeable future is limited) if there is insufficient cash generated from operations to satisfy costs.

We hope to use our status as a public company to increase our ability to use noncash means of settling obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services, although there can be no assurances that we will be successful in any of these efforts. We believe that the perception that many people have of a public company may increase the likelihood that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances of expanding our business. Having shares of our common stock may also give people a greater feeling of identity with us, which may result in referrals. However, these actions, if successful, will dilute the ownership interests of existing shareholders, may further dilute common stock book value, and dilution may be material. Such issuances may also enhance existing management’s (in this case, Ms. Chardi’s) ability to maintain control of ABP because the shares may be issued to parties or entities committed to supporting existing management. ABP may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. But no negotiations have taken place with any professional and no assurances can be made that any professional will accept shares in settlement of obligations due them.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein.

As of June 30, 2016, we owed $29,044 in connection with organizational costs, product development costs, and expenses associated with this offering. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses. There are no other significant liabilities as of June 30, 2016.

As of June 30, 2016, we owed $5,444 in connection with an interest-free demand loan from an unrelated party. The proceeds were used for basic working capital purposes. On July 11, 2016 we received an additional $2,500 in new loans. On July 25, 2016 the Company received an additional $7,000 in new loans. On September 15, 2016 the Company received an additional $7,500 in new loans.  All the new loans were from nonrelated parties to fund working capital expenses. All these loans are unsecured and carry no interest rate or repayment terms; the proceeds were primarily used as payment towards legal fees, accounting fees, consulting fees for purposes of developing and improving our hair-care products, and other fees.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement –Period Adjustments”. Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” An entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The standard is effective for annual reporting periods beginning after December 15, 2016 and related interim periods. Early adoption is permitted. The Company does not believe this standard will have a material effect on its financial position, results of operations, or cash flows.

There have been three new ASUs issued amending certain aspects of ASU 2014-09. ASU 2016-08 “Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” was issued in March, 2016 to clarify certain aspects of the principal versus agent guidance in ASU 2014-09. In addition, ASU 2016-10 “Identifying Performance Obligations and Licensing” issued in April 2016, amends other sections of ASU 2014-09 including clarifying guidance related to identifying performance obligations and licensing implementation. Finally, ASU 2016-12, “Revenue from Contracts with Customers - Narrow Scope Improvements and Practical Expedients” provides amendments and practical expedients to the guidance in ASU 2014-09 in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of the various guidance.

In June 2014 the Financial Accounting Standards Board issued Accounting Standards Update ASU 2014-10, "Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation" ("ASU 2014-10"). Amendments in ASU 2014-10 removed the definition of “development stage entity” from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company has adopted the provisions of ASU 2014-10 for the period ending March 31, 2016. The adoption of ASU 2014-10 did not have a significant impact on our results of operations, financial condition or cash flow.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical: (a) if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made; and (b) if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not generated any revenues so we have no direct experience with seasonality for our business. However, we understand other businesses in the hair-care industry experience seasonal impacts. Hair-care (generally along with beauty) products sell better during summer months because of the impact from the exposure to sun and others during winter months because of dryness associated with winter weather.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

ABP was incorporated under the laws of the State of Nevada on March 31, 2016, at which time it acquired the hair-care formula that its business is based upon. The Company believes this formula can be used to develop at least six distinct beauty products. As of November 10, 2016, we had one employee, our founder and president, Barbara Chardi and two outside consultants. From March 31, 2016 (date of inception) through June 30, 2016, Ms. Chardi devoted a minimum of five (5) hours per week as necessary for business operations and product research and development. For the remainder of calendar year 2016, Ms. Chardi is committed to providing at least fifteen (15) hours per week but may increase that number as necessary. As of this date we believe Ms. Chardi will continue to provide these services at no cost to the Company. Ms. Chardi will devote as much time as necessary as we near product launch. The two consultants we work with are instrumental to the research and development of the Company’s products.

The Company issued 5,500,000 shares of its common stock to Ms. Chardi in exchange for organizational services incurred upon incorporation. (See “Certain Relationships and Related Transactions”, and Note 1 to the Company’s financial statements.) We received the product formula soon thereafter for which we did not pay any consideration. The Allegro Organics formula when combined with other all-natural ingredients provides a multitude of product possibilities, each of which we believe will share key ingredients. Based on initial research, testing and development, we believe our proprietary formula already lends itself to six different products. From here, we hope to grow the number of products stemming from the same product formulation.  Formula mixtures will be the foundation for cleansers, conditioners, toners, and styling creams, all of which are the core our intended product offerings.

ABP is a development stage company and has no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern.

As of June 30, 2016, we had limited assets which consist of prepaid expense of $2,600. In order to fund the development of our new hair-care business and to meet working capital needs over the next 12 months, we will attempt to secure funding from the sale of common stock or debt financing either through third-party investors, distributors and/or manufactures involved in the natural hair-care industry. There can be no assurance that we will be able to obtain any funds or that such funds will be offered on terms acceptable to us.

We are developing an initial line of all-natural, organic hair-care products based on our Allegro Organics formula. Our founder and president, Ms. Chardi, has limited professional and industry experience in developing hair-care products. As such, it is our goal to re-imagine the Allegro Organics formula amidst numerous and readily available natural ingredients to develop products with the help of independent contractors. After our initial products are fully developed and ready for market, we will seek to arrange for them to be manufactured by third-party manufacturers that focus on all-natural and organic products. We do not intend to self-manufacture our products. We will identify, through Ms. Chardi and others in the hair-care business, manufacturers that may be willing to engage in the manufacture and packaging of our hair-care products through a single-source manufacturing agreement or through contract manufacturing. As well we shall seek the assistance of product designers or consultants to develop the packaging for our products. We anticipate that our line of hair-care products will consist of six separate products, available for sale to the retail market in 2017 although no assurances can be given that we will achieve or come close to achieving this goal.

The sale of our products will depend on our ability to obtain sufficient financing as well as completing the development, product formulation and the manufacturing and fulfillment of our hair-care collection. Products will initially consist of a line of cleansers (all-natural shampoo), smoothing and straightening conditioners, hair and follicle thickening formula, follicle healing pomade, and hair and scalp serums specific to gender, with a hint of scent and colors appeasing to both genders. We initially identified a handful of local all-natural organic product distributors and one international distributor that may be willing to offer our hair-care products through their distribution channels when our products become available, although no firm commitments have been made as of yet.

While we have been fully engaged, our business operations and discussions on manufacturing, fulfillment and sales & marketing have generally been limited to solicited advice and direction from industry professionals. Any discussions that we may have or may have had cannot be assumed to develop into a firm or even an oral agreement for services until we have completed our offering and pursued other financing sources and alternatives. Our intent is to continue these discussions with independent consultants, manufacturers, distributors, and other industry professionals, beyond just information sharing.

In order to implement our plan of operations, we will need to secure financing between $50,000 and $100,000 before the second half of calendar year 2017. If we are not successful in raising this capital, we will not be able to proceed with our business plan as contemplated. Our plan of operations requires us to complete our offering and establish additional sources of capital to fulfill our operational requirements. These funds will go towards the development, production and finished goods completion of products for the commercial market to ultimately generate sufficient sales. Upon successful completion of our offering, alongside the further development of our product line, we will continue to pursue additional sources of financing and attempt to establish a public market for our common stock, which may then allow us to seek financing from sources that would not otherwise be available to us if we were private. Accordingly, we may be able to negotiate from strength in pursuing financing or agreements with vendors, manufacturers, and capital sources. We cannot predict the likelihood or timing of any success from our intended actions.

The Company has no current plans to be acquired or to merge with any other entity; nor does the Company or any of its shareholders have any plans to enter into a change of control or such similar transactions.

Business

Our goal is to develop an all-natural organics hair-care business based on a series of all-natural, organics-based hair-care products marketed under our proposed “Allegro Organics” brand name. Our goal is to develop, manufacture and market a line of quality hair-care products emphasizing an organic, all-natural character for each and every product within the collection. Our business plan contemplates the sale of the Company’s products as all-natural, organic, Whole Foods-like products, primarily through natural food and retail stores, specialty organic and all-natural focused retailers, specialty kiosks, vendors and distributors and with substantial market traction in mainstream retailers, made up of grocery, druggist and other department store retailers. In addition, we would eventually seek to expand distribution channels by offering products for sale through a sophisticated website, online retailers specializing in organic and all-natural products, health websites, specialty retailers, as well as through established ecommerce operations.

We intend to use independent professionals to gain introduction to target markets to initiate and grow a consumer following. Our target market will consist of consumers seeking an all-natural product with restorative effects for both their hair and scalp. We have not entered into contracts with nor approached any industry or marketing consultants. We currently have no sources of financing nor commitments for financing. There are no assurances we will obtain sufficient financing or resources to enter into beneficial agreements with contractors, manufacturers, distributors or marketing firms within the industry.

Products

We are developing a line of organic all-natural hair-care products. We recently retained a product formulator for the purpose of assisting in our development of product formulations incorporating a proprietary complex blend of sixteen different raw materials, the foundation for each product we develop. Some of these materials contain anti-oxidant properties that are believed to help fight free radical damage caused by sunlight, stress and other environmental factors. Other ingredients in these formulas have been selected for their efficacy in helping to correct existing hair damage and age-related signs (such as dryness, breakage, brittleness, hair firmness and poor elasticity). Our goal is to develop a hair-care line that uses all-natural, renewable ingredients, which distinguishes our unique hair-care products from brands that rely on petrochemical and/or undesirable man-made ingredients.

Our discussions with our current product formulator have been limited, and we currently do not have a legally binding or any other formal agreement with them. If an agreement is reached in the future, we believe it will provide for professional consulting services to be billed monthly or weekly to us. The product formulator has samples of our intended products and worked with Ms. Chardi to develop other recipes and formulations into a saleable consumer product. The independent product formulator has provided us services and assistance on an ad-hoc basis. Sample product, formula specifications and other derivations of such are the property of the Company and are considered proprietary. Consistency and control over the quality of our products are essential to a successful entrance into the hair-care market. We cannot predict the likelihood of entering into an acceptable contractual arrangement with any independent product formulator.

Based on information provided to us by the product formulator and Ms. Chardi, we hope to have completed formulation and development for the initial hair-care products by the spring of 2017 (i.e. April 2017). This will enable us to commence testing of products before manufacturing begins. Testing we believe will be conducted by any contract manufacturer we engage. We intend to test all of our products for safety and in compliance with the Personal Care Products Council (formerly the Cosmetic, Toiletry, and Fragrance Association) standards, a self-regulatory organization for the cosmetics and beauty-care industry. Several batteries of tests will be conducted, including product safety, preservative efficacy, product and package stability, and assay testing for all of our products. Testing stability involves a three-month period where analysts track changes in viscosity (thickness), appearance and odor at various temperatures to determine shelf life, expiry dates, and other items. It is our intent to engage a contract manufacturer to perform these tests. We may not be able to contract with a manufacturer willing and able to provide these services at a reasonable price. If we are not able to contract with a manufacturer, we will pursue the necessary testing on a per-piece basis using a specialist in the field, and limit our manufacture of products on a small scale. This may not necessarily fulfill our needs for commercial sales, but at least this will provide us with product that would be available for sale through very limited channels.

As we plan to sell our products over the counter only, we do not anticipate needing or obtaining United States Food and Drug Administration (“FDA”) or other regulatory approvals. We do not plan on performing any clinical testing of any kind. Any products containing sun protection factor (SPF) or any other non-over the counter ingredients, however, would need to meet stringent FDA testing regulations and global standards for sales in countries other than the United States. We do not anticipate having products that contain SPF in our product line.

Our goal is to offer a broad range of hair-care products that address hair-care needs for the consumer. Our intended products include cleansers, various conditioners, thickening formulas, pomades, and hair serums, and other all-natural organic products, a number of which will be developed for specific use on various parts of the head, hair (follicle, shaft, strand), the dermis and epidermis layers of the scalp, and just the ‘roots’. The product formulator and Ms. Chardi are creating hair-care products for the Company based on the Allegro Organic formula:

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Allegro Organics – All-natural hair cleanser

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Allegro Organics – All-natural hair revitalizer

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Allegro Organics – All-natural hair and scalp purifying cleanser

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Allegro Organics – All-natural head and scalp toner

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Allegro Organics – All-natural head and scalp serum

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Allegro Organics – All-natural thinning hair and scalp repair cream

Contract Manufacturing

We do not intend to manufacture products in our own facilities. Rather, we intend to outsource manufacturing to one or more independent manufacturers that manufacture other all-natural or organic lines (preferably hair-care). A contract manufacturer will be required to test our products during manufacturing and conduct quality control in all aspects of their manufacturing process. During testing, we may make further changes to our product formulation, thereby requiring batch control and testing for both quality and control. While we believe we may be able to engage a contract manufacturer to perform these functions, we may not be able to do so without great costs. As discussed above (in Products), we may modify our plan of operations in a manner consistent with our given financial situation at critical junctures.

Once the given formula is finalized for each product, the selected or engaged manufacturer will produce an agreed upon number of units and bottle and package the product units for us. We have begun the process of choosing peripheral items involved in the manufacturing and marketing process, which include:

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Shape and size of product containers;

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Types of caps or lids, with a focus on ease of use;

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Packaging and packaging materials, that are natural as well, recyclable;

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Logo and label designs; and

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Unit packaging, storage, delivery and palletizing standards.

We currently have no arrangements, informal or otherwise, with any contract manufacturer to produce the Allegro Hair-Care Collection.

Marketing and Distribution

We intend to initially seek distribution arrangements with organic and all-natural product retailers in the U.S. for the initial sale of our products. We intend to pursue international distribution and exclusive relationships with a slant on organics and all-natural offerings. These efforts will be undertaken with the assistance of proven marketing professionals. We currently have no arrangements with any marketing professional; however, we have had discussions with regional, national and international distributors of consumer goods and products that are open to representing ABP’s products. Product samples will be provided to these various distributors and the Company will, through the services of Ms. Chardi and its product formulator, seek feedback from these distributors regarding interest in carrying ABP’s products, placement terms and pricing, initial anticipated order quantities, packaging and labeling.

We anticipate completing our first run of product in 2017, provided we obtain the necessary capital. There are no assurances we will be successful in obtaining financing or completing the development of our products within this timeframe or otherwise.

Competition

The hair-care business, and the all-natural organic product business in general, is highly competitive. We will compete with hundreds of small, medium and large sized business entities, including but not limited to multi-national manufacturers, and highly specialized organic product companies. Many of our competitors’ products are well known and trusted by the consumer. Virtually all of our competitors have greater financial and operational resources than we do, our competitors have the ability to spend more aggressively on advertising and marketing, spend more on product development and testing, and have more flexibility than we do to respond to changing business and market conditions. Some of our competitors are able to survive on the strength of their brand name alone. When they introduce a new product to the marketplace, whether it be hair-care or another beauty product, consumers are not so wary to try the new product as they would be with us. Competition in the hair-care business is based on pricing, quality, innovation, perceived value, promotional activities, advertising, product introductions, name recognition, and a host of other factors. It is difficult for us to predict how we will be able to compete with our competitors in these areas.

We believe through the efforts of outside marketing and advertising professionals, we can prepare effective marketing and consumer-directed materials that will inform consumers of the benefits our products when fully developed, assuming we have the financial resources to engage these professionals. We produced samples of our intended products for consumer testing and have received positive results. The results and responses to date have been from a small sample of consumers in a non-scientific manner. These results although anecdotal have driven us to improve upon the product formulas and pursue a retail market for these products when ready. Anecdotal marketing through these consumers through their friends and family members has generated a strong but small product demand. Even without a retail product available, we have received requests to manufacture the products for use.

We will compete using our internal and external contacts to develop business opportunities, and to meet with potential distributors and distribution channel managers, with whom we may attempt to partner despite our limited resources. These opportunities we believe will come from contacts and referrals, our product formulator’s contacts and referrals, as well as other industry professionals with their contacts and referrals. The availability of these business opportunities will depend upon our ability to secure sufficient funding for product development, manufacturing, and sales, marketing and advertising efforts. We cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patent or trademark applications pending.

Government Regulation and Industry Standards

While we believe our business is not subject to material regulation under the laws of the United States or any states in which we plan to sell our hair-care products, laws and regulations often differ materially between states. Such laws and regulations are subject to amendment and interpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive and otherwise affect or restrict our ability to conduct our business as now conducted or proposed to be conducted.

Employees

As of November 10, 2016, we had one employee, our founder and president, Barbara Chardi. From March 31, 2016 (date of inception) through June 30, 2016, Ms. Chardi devoted a minimum of five (5) hours per week as necessary for the business and its operations. For the remainder of 2016, Ms. Chardi has committed to providing at least fifteen (15) hours per week but may increase that number as necessary. Through the remainder of 2016, we believe Ms. Chardi will continue to provide these services at no cost to the Company. We have no plans to compensate Ms. Chardi for her efforts. In the future, we intend to use independent contractors and outside consultants to assist Ms. Chardi in our business on an as needed basis pending financial resources. Even then, we may continue to principally rely upon Ms. Chardi and these independent contractors who are open to deferral of payment for their services for most of our technical and manufacturing needs.

There is no written employment contract or employment agreement with Ms. Chardi. We are not actively seeking employees, independent contractors or consultants through formal contracts or agreements. Such independent or outside professional services are provided on an as-needed basis. This may change in the event that we are able to secure adequate financing through equity or loans.

Property

Our office and mailing address is 2101 29th St., San Diego, California 92104. The space is provided to us at no cost by Ms. Chardi. The space is located in Ms. Chardi’s personal residence and management believes this space is sufficient for our business. Ms. Chardi incurs no incremental costs as a result of using the space. There is no written lease agreement with Ms. Chardi.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Barbara Chardi	72	President, CEO, principal executive officer, treasurer, chairman, principal financial officer and principal accounting officer

Barbara Chardi – founded the Company in March 2016. Ms. Chardi with the assistance of two industry consultants developed a hair-care line based on the Allegro Organics proprietary formula. The proprietary formula is the basis for each product in the Allegro Hair-Care Collection. Ms. Chardi currently works as an independent consultant providing total business support services to several physician practices in the San Diego area. Ms. Chardi has been performing these services in some capacity since 2013. Prior to that Ms. Chardi worked as a Referal Coordinator with a prominent San Diego workman’s compensation processing firm. Ms. Chardi was an independent consultant in this function as well, from 2003 to 2012. Ms. Chardi is a self-taught professional in both the physician area as well as the hair-care industry. Ms. Chardi has not held any senior positions in any public company nor does Ms. Chardi have any financial reporting or legal education or experience that would be beneficial as the business grows.

Ms. Chardi has little to no experience in the hair-care or beauty industry.  Ms. Chardi has no prior experience in the public markets, financial reporting or with the registration process to become a public company.  Ms. Chardi has no current or past affiliations with any public company whether currently reporting with the SEC or dormant.  Ms. Chardi through ABP enlisted the help of two consultants who are vastly familiar with the hair-care and/or all-natural organic products industry and are available to the Company as we grow.  Ms. Chardi identified her lack of experience in both the hair-care industry and financial/public markets as an area the Company needs to improve in the near-term.

Possible Potential Conflicts

The OTCBB, on which we plan to quote our shares of common stock, does not currently have any director independence requirements.

We will not require any member of management to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests to which they devote their attention, and they may be expected to continue to do so despite the time and effort that must also be devoted to our business. These conflicts of interest may be resolved only through the exercise of judgment as is consistent with each officer's understanding of his/her fiduciary duties to ABP.

Currently we have only one officer and one director (both of whom are the same person). We will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located, terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Ms. Chardi specifying that any business opportunities that she may become aware of independently or directly through her association with us (as opposed to disclosure to her of such business opportunities by management or consultants associated with other entities) would be presented by her solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In September 2016 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•

Honest and ethical conduct;

•

Full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;

•

Compliance with applicable laws, rules and regulations;

•

Prompt reporting of a violation of the code; and

•

Accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ term of office expires on March 31, 2017, the one-year anniversary of our incorporation. All officers are appointed annually by the board of directors, subject to employment agreements (of which there are none), and serve at the discretion of the board. Our directors receive no compensation for their role as a director.

As long as we have no other directors besides Ms. Chardi, all votes on issues are resolved in favor of her vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of ABP:

1.

Had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing;

2.

Was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Was subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, her involvement in any of the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated;

6.

Was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any federal or state securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

7.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the ABP board of directors will establish an audit committee and a compensation committee. We believe that a minimum of five directors is needed to have effective committee systems. The audit committee will review the results and scope of annual audits and other services provided by independent auditors and will review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for officers. No final determination has yet been made as to the membership requirements of these committees or when we may have sufficient members to establish such committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by ABP for any expenses incurred in attending directors' meetings provided that ABP has the resources to pay these fees. ABP will consider applying for officers and directors liability insurance at such time that it has the resources to do so.

EXECUTIVE COMPENSATION

The following table shows, for the period March 31, 2016 (inception) to March 31, 2016, compensation awarded or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
[1] Barbara Chardi CEO, CFO and Director	2016	-	-	-	-	-	-	5,500	5,500

There is no formal employment arrangement with Ms. Chardi at this time. Ms. Chardi’s compensation (primarily through the issuance of common stock for organizational services) has not been fixed or based on any percentage calculations. Ms. Chardi makes all decisions determining the amount and timing of her compensation and, for the immediate future, does not receive any additional compensation for her services. Ms. Chardi’s compensation may be formalized in the future if and when her services are considered full-time in nature, i.e. in excess of 2,080 hours per year, and the Company has the finances in order to pay her.

1Ms. Chardi received 5,500,000 shares of common stock of the Company for organizational services which was valued at $5,500. The Company does not intend to issue any additional shares to Ms. Chardi for further organizational services or for her activities as an officer or director.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the fiscal period ended March 31, 2016. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units if any, held by our named executive officers vested during the fiscal period ended March 31, 2016. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of March 31, 2016. The Company has not issued any awards to its named executive officers. The Company and its board may grant awards as it sees fit to its employees as well as key consultants and other outside professionals.

PRINCIPAL SHAREHOLDERS

As of November 10, 2016 we had 5,500,000 shares of common stock outstanding which are held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of November 10, 2016; of all directors and executive officers of ABP; and of our directors and officers as a group.

Title Of Class	Name and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(d)
Common	Barbara Chardi (c)	5,500,000	100.00%	66.67%

	All Directors and Officers as a group (1 person)	5,500,000	100.00%	66.67%

(a) The address for purposes of this table is the Company’s address which is 2101 29th St., San Diego, California, 92104.

(b) Unless otherwise indicated, ABP believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Ms. Chardi received 5,500,000 shares for organization costs.

(d) Assumes the sale of the maximum offering shares (2,750,000 shares of common stock). The aggregate amount of common stock shares to be issued and outstanding after the offering will be 8,250,000 based upon such assumptions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoter of the Company is Ms. Chardi, our founder, president, and chief executive officer, and principal financial officer. The Company retained the services of Jessica Nguyen Law as its legal counsel on September 1, 2016. Our agreement with legal counsel provides for a fee of $15,000. A non-refundable retainer of $7,500 was due and payable upon engagement and the remainder is due upon completion of the Company’s registration statement filed on Form S-1 and payable from the maximum offering proceeds.

Our office and mailing address is 2101 29th St., San Diego, California 92104. The space is provided to us by Ms. Chardi at no cost. The space is located in Ms. Chardi’s personal residence and management believes this space is sufficient. Ms. Chardi incurs no incremental costs as a result of us using this space. There is no written lease agreement between Ms. Chardi and the Company.

The Company issued 5,500,000 shares of its common stock to its President, Chief Executive Officer and Chief Financial Officer in exchange for organizational services incurred upon incorporation in March 2016. These services were valued at $5,500.

As of June 30, 2016, we owed $5,444 in connection with an interest-free demand loan from an unrelated party. The proceeds were used for basic working capital purposes.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on March 31, 2016. ABP is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, and other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

The number of shares and the designation of the series;

•

Whether to pay dividends on the series and, if so, the dividend rate, the dividend payment date, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

Whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

Whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

Whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

The rights of the shares of series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. There are 5,500,000 shares of our common stock issued and outstanding as of June 30, 2016 held by one shareholder, our President, Ms. Chardi. Holders of our common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock", the protection provided by the federal securities laws relating to forward looking statements does not apply to us; our shares will probably be considered penny stocks for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Some provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider: (a) the economy of the state and the nation; (b) the interests of the community and of society; and (c) our long-term and short-term interests and that of our shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers, plans of conversion, or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of a company’s articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

Listed on a national securities exchange;

•

Issued by an open end management investment company registered with the SEC and which may be redeemed at the option of the sharehodler at net asset value; or

•

Traded in an organized market and has at least 2,000 holders and a market value of at least $20,000,000, exclusive of the value of shares held by the company’s senior executives, directors, and beneficial stockholders owning more than 10% of such shares.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation, if the board of directors resolution approving the plan of merger or exchange provides otherwise, or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law specifies that shareholders have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his or her demand to inspect. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

The articles of incorporation, and all amendments thereto;

ii.

Bylaws and all amendments thereto; and

iii.

A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent a person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these shareholders having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the SEC within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company may not obtain voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to exercise dissenting rights and demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all the voting power of the company in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person: (a) acquires or offers to acquire in an acquisition; and (b) acquires within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply to the company or to an acquisition of a controlling interest.

According to NRS 78.378, the provisions referred to above do not restrict our directors from taking action to protect the interests of our Company and its shareholders, including but not limited to, adopting or executing plans, arrangements or instruments that grant or deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from imposing stricter requirements in our Articles of Incorporation, bylaws, or a board resolution relating to the acquisition of a controlling interest in the Company.

Our Articles of Incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for two years after the date the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless the combination meets all the requirements of our Articles of Incorporation; and the combination was either approved (1) by our board of directors before the person became an interested shareholder; or (2) by the board of directors and disinterested shareholders representing at least 60% of the Company’s voting power. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the two-year period only if the shareholder receives approval from a majority of our disinterested shareholders or the combination meets the requirements for adequate consideration that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders of record. An "interested stockholder" is defined in NRS 78.423 as someone who is either:

•

The beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•

Our affiliate or associate and who within two years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Company, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by only one shareholder. Therefore, our current and future market is and will be limited and the liquidity of our shares will be severely limited. While a market maker has been approached to file an application on our behalf with FINRA to quote the shares of our common stock on the OTCBB, which is maintained by FINRA, commencing upon the effectiveness of our registration statement of which this prospectus is a part and subsequent to the closing of this offering, we do not have a formal or written agreement in place with the market maker. There can be no assurances that such market maker’s application will be accepted by FINRA nor can we estimate the time required for the application process. In the absence of quotation or listing, no market will be available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading on an exchange.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to significant price fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a direct primary basis utilizing the sole efforts of Ms. Chardi, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Ms. Chardi. The intended methods of communication include, but are not limited to, telephone calls and personal contact. In her endeavors to sell this offering, Ms. Chardi will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into a trust account. There can be no assurance that all, or any, of the shares will be sold.

Ms. Chardi will not receive commissions for any sales originated on our behalf in the offering. We believe that Ms. Chardi is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Ms. Chardi:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation;

a.

Is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets all the following conditions:

i.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

iii.

Does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within Rule 3a4-1, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There is no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of the states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of shares in this offering will be payable to Jessica Nguyen Law – IOLTA Account ("Fund Retention Account") and will be deposited in a noninterest-bearing account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except in any state that requires a statutory cooling-off period or provides for rescission rights). All subscription funds will be held in the Fund Retention Account pending acceptance of the subscription by the Company, and funds shall be released to ABP as received and cleared from the Fund Retention Account, until the maximum offering is fully subscribed for, or the offering is closed, withdrawn or terminated.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except in any state that requires a statutory cooling-off period or provides for rescission rights). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date which is 48 hours from the date the subscription and funds are received in the Fund Retention Account. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions. We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts to underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be afforded to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed in the Securities Act and we will abide by the final adjudication of such issue.

The trading of our securities, if any, will be in the over-the-counter markets one of which is the OTCBB as maintained by FINRA (if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller company stocks that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has been approached to file an application with FINRA on our behalf to quote the shares of our common stock on the OTCBB, which is maintained by FINRA, commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate the time required for the application process.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who is the gatekeeper.  The market maker chooses to quote a security on the system, files the application, and is obligated to comply with information keeping requirements about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors usually must contact a broker-dealer to trade OTCBB securities. Investors generally do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are limited automated systems for negotiating trades on the OTCBB, they are conducted via telephone or other antiquated services. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - the price of a stock may go up or down significantly during the lapse of time between placing a market order and execution.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC thereby allowing our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically, the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like most companies on the OTCBB do). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(h) of the Exchange Act

Our shares will be subject to Section 15(h) of the Exchange Act, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional disclosure requirements on broker-dealers who effectuate trades in “penny stocks” as defined below.  Our securities will likely qualify as penny stocks.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration the broker-dealer receives as a result of the penny stock transaction.

Rule 15g-5 prohibits broker-dealers from completing penny stock transactions unless the broker-dealer first discloses to the customer the amount of cash compensation or other remuneration any associated person of the broker-dealer receives as a result of the penny stock transaction.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Exchange Act defines a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions, which are not available to us. It is likely that our shares will be considered penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

The basis on which the broker or dealer made the suitability determination, and

•

An acknowledgment that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading, the commissions payable to both broker-dealer and registered representative, current quotations for securities and rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for penny stock held in the account and information on the limited market for penny stocks.

Many brokers have decided not to trade penny stocks due to the stringent requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is currently no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, such shareholders and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide ABP with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing with Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-nine states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Mergent, Inc., Moody’s Investor Service or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage company or shell company is not a bar to such listing), secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement from Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Company’s shares may not simultaneously engage in market making activities with respect to our common stock for a period of five business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Jessica Nguyen Law, 2312 Park Avenue, #158, Tustin, California 92782.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

EXPERTS

The financial statements of ABP as of March 31, 2016 and for the period March 31, 2016 (inception) to March 31, 2016 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, a Professional Corporation given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim period ended June 30, 2016 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

48

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 500 security holders and $10 million in assets and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as prescribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and more than $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http:/www.sec.gov.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Allegro Beauty Products, Inc.

2101 29th Street

San Diego, California 92104

619-519-0815

49

ALLEGRO BEAUTY PRODUCTS, INC.

March 31, 2016

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Allegro Beauty Products, Inc.

We have audited the accompanying balance sheet of Allegro Beauty Products, Inc (the “Company”) as of March 31, 2016 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 31, 2016 (date of inception) through March 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegro Beauty Products, Inc. as of March 31, 2016, and the result of its operations and its cash flows for the period from March 31, 2016 (date of inception) through March 31, 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

September 30, 2016

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

ALLEGRO BEAUTY PRODUCTS, INC.

Balance Sheet

March 31, 2016

ASSETS

CURRENT ASSETS:
Prepaid expense	$1,100
Total Current Assets	1,100

OTHER ASSETS:
Intangible asset	-
TOTAL ASSETS	$1,100

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$5,250
Loan – related party	-
Loans – nonrelated party	3,525
TOTAL LIABILITIES	8,775

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,500,000 shares issued and outstanding	5,500
Additional paid in capital	-
Retained deficit	(13,175)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(7,675)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,100

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Statement of Operations

For the period March 31, 2016 (date of inception) through March 31, 2016

Revenue	$-

Expenses:
Officer compensation	5,500
Product development costs	2,950
Organization expenses	925
Consulting and other administrative costs	3,800
Loss before provision for income taxes	13,175

Provision for income tax	-

Net loss	$(13,175)

Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	5,500,000

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Statement of Stockholders’ Equity

	Common Stock	Common Stock Amount	Additional Paid-in- capital	Retained Deficit	Total
Balance - March 31, 2016 (date of inception)	-	$-	$-	$-	$-
Shares issued for organizational services on March 31, 2016	5,500,000	5,500	-	-	5,500
Net loss	-	-	-	(13,175)	(13,175)

Balance - March 31, 2016	5,500,000	$5,500	$-	$(13,175)	$(7,675)

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Statement of Cash Flows

For the Period March 31, 2016 (date of inception) through March 31, 2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(13,175)
Shares issued for organizational expense	5,500

Prepaid expense, increase in	(1,100)
Accounts payable, increase in	5,250
Net Cash Used In Operating Activities	(3,525)
CASH FLOW FROM INVESTING ACTIVITIES	-
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Loans – nonrelated party	3,525
Net Cash Provided By Financing Activities	3,525
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Interest	$-
Income taxes	$-

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Notes to the Financial Statements

March 31, 2016

NOTE 1 – ORGANIZATION

Allegro Beauty Products, Inc. (the Company) was incorporated under the laws of the State of Nevada on March 31, 2016. The Company issued 5,500,000 shares of its common stock to its founder at inception in exchange for organizational services. The Company purchased a business plan, product/inventory, and a proprietary formula for no charge from its founder.

The Company is engaged in the business of developing, manufacturing, marketing and selling an all-natural organic products collection, a hair care line combining science with nature forming an advanced hair care treatment regimen. The Company owns the rights to the intellectual property, Allegro Organics (a combination of essential oils and other natural products), a hair revitalizing formula that is the main ingredient in the Allegro Hair Care Collection.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting - The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a March 31st, year-end.

b. Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation - The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions - Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company adopted the provisions of ASC 260.

e. Earnings (Loss) per Share - The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes - Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Revenue Recognition - The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

h. Impairment of Long-Lived Assets - The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

i. Advertising - Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

j. Intangible Assets - Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

k. Recently Issued Accounting Pronouncements - In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement –Period Adjustments”. Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” An entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The standard is effective for annual reporting periods beginning after December 15, 2016 and related interim periods. Early adoption is permitted. The Company does not believe this standard will have a material effect on its financial position, results of operations, or cash flows.

There have been three new ASUs issued amending certain aspects of ASU 2014-09. ASU 2016-08 “Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” was issued in March, 2016 to clarify certain aspects of the principal versus agent guidance in ASU 2014-09. In addition, ASU 2016-10 “Identifying Performance Obligations and Licensing” issued in April 2016, amends other sections of ASU 2014-09 including clarifying guidance related to identifying performance obligations and licensing implementation. Finally, ASU 2016-12, “Revenue from Contracts with Customers - Narrow Scope Improvements and Practical Expedients” provides amendments and practical expedients to the guidance in ASU 2014-09 in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of the various guidance.

The Company implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $7,675 and an accumulated deficit of $13,175 at March 31, 2016. As of March 31, 2016, we have not generated any revenue and had no committed sources of capital or financing.

While the Company is attempting to generate revenues as soon as possible through the sale of products, the Company’s cash position may not be significant enough to support the Company’s operations. Management believes that the actions presently being taken to further implement its business plan and generate new products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate and sufficient financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company has 100,000,000 shares of common stock authorized par value $0.001 per share. The Company has 10,000,000 shares of blank check preferred stock authorized par value $0.001 per share. The blank check preferred stock may be designated into one or more series, from time to time, by the Company's Board of Directors by filing a certificate pursuant to NRS Chapter 78.

The Company issued 5,500,000 shares of its common stock to its incorporator, chief executive officer and president for organizational services. These services were valued at $5,500.

At March 31, 2016, there are 5,500,000 shares of common stock issued and outstanding. There are no shares of blank check preferred stock issued or outstanding.

NOTE 5 – COMMITMENTS

The Company is obligated to certain professionals for costs related to its direct public offering. The Company in its sole capacity is obligated for these fees.

NOTE 6 – LOAN - NONRELATED PARTY

As of March 31, 2016 the Company received $3,525 in loan proceeds from a nonrelated party who is a business acquaintance of our shareholder and founder’s family in order to fund working capital expenditures. This loan is unsecured and carries no interest rate or repayment terms.

NOTE 7 – INCOME TAXES

As of March 31, 2016, the Company had net operating loss carry forwards of $13,175 that may be available to reduce future years’ taxable income through 2036.

As of March 31, 2016

Deferred tax assets:
Net operating tax carryforwards	$4,611
Other	-
Gross deferred tax assets	4,611
Valuation allowance	(4,611)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events occurring after March 31, 2016 through the date that these financial statements were made available.

On July 11, 2016 the Company received $2,500 in new loans – nonrelated parties to fund working capital expenses. On July 25, 2016 the Company received $7,000 in new loans – nonrelated parties to fund working capital expenses. On September 15, 2016 the Company received $7,500 in new loans – nonrelated parties to fund working capital expenses. The loans are unsecured and carry no interest rate or repayment terms.

ALLEGRO BEAUTY PRODUCTS, INC.

Balance Sheets

	June 30, 2016	March 31, 2016
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:
Prepaid expense	$2,600	$1,100
Total Current Assets	2,600	1,100

OTHER ASSETS:
Intangible asset	-	-
Total Other Assets	-	-
TOTAL ASSETS	$2,600	$1,100

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$23,600	$5,250
Loans – nonrelated party	5,444	3,525
TOTAL LIABILITIES	29,044	8,775

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,500,000 shares issued and outstanding	5,500	5,500
Additional paid in capital	-	-
Retained deficit	(31,944)	(13,175)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(26,444)	(7,675)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,600	$1,100

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Statements of Operations

For the three months ended June 30, 2016
(unaudited)

Revenue	$-

Expenses:
Officer compensation	-
Product development costs	5,750
Organization expenses	-
Consulting and other administrative costs	13,019
Loss before provision for income taxes	18,769

Provision for income tax	-

Net loss	$(18,769)

Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	5,500,000

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Statements of Cash Flows

 (unaudited)

For the three months ended June 30, 2016
(unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(18,769)
Shares issued for organizational expense	-
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	(1,500)
Change in accounts payable	18,350
Net Cash Provided by (Used in) Operating Activities	(1,919)

CASH FLOW FROM INVESTING ACTIVITIES	-
CASH FLOW FROM FINANCING ACTIVITIES:
Loan from nonrelated party	1,919
Net Cash Provided by (Used In) Financing Activities	1,919
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

See notes to the financial statements.

ALLEGRO BEAUTY PRODUCTS, INC.

Notes to the Financial Statements (unaudited)

June 30, 2016

NOTE 1 – ORGANIZATION

Allegro Beauty Products, Inc. (the Company) was incorporated under the laws of the State of Nevada on March 31, 2016. The Company issued 5,500,000 shares of its common stock to its founder at inception in exchange for organizational services. The Company purchased a business plan, product/inventory, and proprietary formulas for no charge from its founder.

The Company is engaged in the business of developing, manufacturing, marketing and selling of an all-natural organic products collection, a hair care line combining science with nature forming an advanced hair care treatment regimen. The Company owns the rights to the intellectual property, Allegro Organics (a combination of essential oils and other natural products), a hair revitalizing formula that is the main ingredient in the Allegro Hair Care Collection.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting - The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a March 31st, year-end.

b. Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation - The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions - Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company adopted the provisions of ASC 260.

e. Earnings (Loss) per Share - The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes - Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Revenue Recognition - The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

h. Impairment of Long-Lived Assets - The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

i. Advertising - Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

j. Intangible Assets - Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

k. Recently Issued Accounting Pronouncements - In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement –Period Adjustments”. Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” An entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The standard is effective for annual reporting periods beginning after December 15, 2016 and related interim periods. Early adoption is permitted. The Company does not believe this standard will have a material effect on its financial position, results of operations, or cash flows.

There have been three new ASUs issued amending certain aspects of ASU 2014-09. ASU 2016-08 “Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” was issued in March, 2016 to clarify certain aspects of the principal versus agent guidance in ASU 2014-09. In addition, ASU 2016-10 “Identifying Performance Obligations and Licensing” issued in April 2016, amends other sections of ASU 2014-09 including clarifying guidance related to identifying performance obligations and licensing implementation. Finally, ASU 2016-12, “Revenue from Contracts with Customers - Narrow Scope Improvements and Practical Expedients” provides amendments and practical expedients to the guidance in ASU 2014-09 in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of the various guidance.

The Company implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

l. Interim Financial Statements and Basis of Presentation - The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the period ended March 31, 2016 and notes thereto contained elsewhere in this Prospectus.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $26,444 and an accumulated deficit of $31,944 at June 30, 2016. As of June 30, 2016, we have not generated any revenue and had no committed sources of capital or financing.

While the Company is attempting to generate revenues as soon as possible through the sale of products, the Company’s cash position may not be significant enough to support the Company’s operations. Management believes that the actions presently being taken to further implement its business plan and generate new products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate and sufficient financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company has 100,000,000 shares of common stock authorized par value $0.001 per share. The Company has 10,000,000 shares of blank check preferred stock authorized par value $0.001 per share. The blank check preferred stock may be designated into one or more series, from time to time, by the Company's Board of Directors by filing a certificate pursuant to NRS Chapter 78.

The Company issued 5,500,000 shares of its common stock to its incorporator, chief executive officer and president for organizational services. These services were valued at $5,500.

At June 30, 2016, there are 5,500,000 shares of common stock issued and outstanding. There are no shares of blank check preferred stock issued or outstanding.

NOTE 5 – COMMITMENTS

The Company is obligated to certain professionals for costs related to its direct public offering. The Company in its sole capacity is obligated for these fees.

NOTE 6 – LOANS - NONRELATED PARTY

As of June 30, 2016 the Company received $5,444 in loan proceeds from a nonrelated party who is a business acquaintance of our shareholder and founder’s family in order to fund working capital expenditures. This loan is unsecured and carries no interest rate or repayment terms.

NOTE 7 – INCOME TAXES

As of June 30, 2016, the Company had net operating loss carry forwards of $31,944 that may be available to reduce future years’ taxable income through 2036.

As of June 30, 2016

Deferred tax assets:
Net operating tax carryforwards	$11,180
Other	-
Gross deferred tax assets	11,180
Valuation allowance	(11,180)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events occurring after June 30, 2016 through the date that these financial statements were made available.

On July 11, 2016 the Company received $2,500 in new loans – nonrelated parties to fund working capital expenses. On July 25, 2016 the Company received $7,000 in new loans – nonrelated parties to fund working capital expenses. On September 15, 2016 the Company received $7,500 in new loans – nonrelated parties to fund working capital expenses. The loans are unsecured and carry no interest rate or repayment terms.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,750,000 Shares

Allegro Beauty Products, Inc.

Common Stock

PROSPECTUS

___________, __, 2016

TABLE OF CONTENTS

Summary Financial Data

6

RISK FACTORS

7

USE OF PROCEEDS

20

THE OFFERING

20

DETERMINATION OF OFFERING PRICE

22

DILUTION

22

DIVIDEND POLICY

23

MARKET FOR SECURITIES

23

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

25

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

36

PRINCIPAL SHAREHOLDERS

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

40

PLAN OF DISTRIBUTION

44

LEGAL MATTERS

48

EXPERTS

48

UNAUDITED INTERIM STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Company in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$6.39
NASD filing fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	15,000.00
*Transfer agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,393.61

Total	$30,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Articles of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be abide by the final adjudication of such issue.

The Company has a provision in its by-laws at Section 8.06 regarding insurance: “The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.”

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Company has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 5,500,000 outstanding shares of common stock, 5,500,000 were issued to Ms. Chardi, the Company’s president upon our incorporation in Nevada in March 2016 in exchange for organizational services incurred upon incorporation.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

Notwithstanding being accredited, all security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Jessica Nguyen Law
10.1	Agreement regarding Conflict of Interest
14.1	Code of Ethics
23.1	Consent of PLS CPA, a professional corporation
23.2	Consent of Jessica Nguyen Law (included in Exhibit 5.1)
99.1	Copy of Subscription Agreement, as amended
99.2	Fund Retention Agreement, as amended, with the Jessica Nguyen Law

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on the 10th day of November 2016.

ALLEGRO BEAUTY PRODUCTS, INC.

/s/ Barbara Chardi
By: Barbara Chardi, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Barbara Chardi		November 10, 2016
By: Barbara Chardi Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

II-4